UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

TELEFLEX INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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155 South Limerick Road, Limerick, Pennsylvania 19468

Notice of Annual Meeting of Stockholders
To Be Held on April 29, 2005

March 30, 2005
TO THE STOCKHOLDERS OF TELEFLEX INCORPORATED:
      The Annual Meeting of Stockholders of Teleflex Incorporated (the “Annual Meeting”) will be held on Friday, April 29, 2005 at 11:00 a.m., local time, at the Hilton Valley Forge, 251 West DeKalb Pike, King of Prussia, PA 19406, for the following purposes:

1. To elect four directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

2. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 25, 2005; and

3. To transact such other business as may properly come before the meeting.
The Board of Directors has fixed Tuesday, March 1, 2005, as the Record Date for the meeting. This means that owners of the Company’s common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting.
      STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES OR CANADA. YOU MAY ALSO VOTE BY TELEPHONE BY CALLING TOLL FREE 1-800-PROXIES (776-9437), OR VIA THE INTERNET AT WWW.VOTEPROXY.COM.

By Order of the Board of Directors,

LAURENCE G. MILLER, Secretary
PLEASE VOTE — YOUR VOTE IS IMPORTANT

TELEFLEX INCORPORATED
PROXY STATEMENT
QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
Nominees for election to the Board of Directors -- Terms expiring in 2008
CORPORATE GOVERNANCE
Board Independence
Executive Sessions of Non-Management Directors
The Board and Board Committees
Director Compensation
Compensation Committee Interlocks and Insider Participation
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Non-Cash Compensation Paid to Certain Executive Officers
SUMMARY COMPENSATION TABLE
Option Grants
OPTION GRANTS IN LAST FISCAL YEAR
Option Exercises and Holdings
Pension Plans
Employment Contracts and Termination, Severance and Change-of-Control Arrangements
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF INDEPENDENT AUDITORS
AUDIT AND NON-AUDIT FEES
Policies and Procedures on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

TELEFLEX INCORPORATED
155 South Limerick Road
Limerick, Pennsylvania 19468
PROXY STATEMENT
GENERAL INFORMATION
      This proxy statement is furnished to stockholders by the Board of Directors of the Company for solicitation of proxies for use at the Company’s Annual Meeting of Stockholders to be held on Friday, April 29, 2005, 11:00 a.m., local time, at the Hilton Valley Forge, 251 West Dekalb Pike, King of Prussia, PA 19406. The proxies may also be voted at any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on Tuesday, March 1, 2005, the Record Date, are entitled to vote. Each owner of record on the Record Date is entitled to one vote for each share of common stock held. On the Record Date, the Company had 40,526,829 shares of common stock outstanding.
      This proxy statement and the enclosed form of proxy were mailed to stockholders on or about March 30, 2005. A copy of the Company’s Annual Report is provided with this proxy statement.
      The Company will pay the cost of solicitation of proxies. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company reimburses banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners of the Company’s common stock.

QUESTIONS AND ANSWERS

1.	What is a “proxy”?
      It is your way of legally designating another person to vote for you. That other person is called a “proxy.” If you designate another person as your proxy in writing, the written document is called a “proxy” or “proxy card.”

2.	What is a “proxy statement”?
      It is a document required by the Securities and Exchange Commission (the “SEC”) that contains information about the matters that stockholders will vote upon at the Annual Meeting. The proxy statement also includes other information required by SEC regulations.

3.	What is a “quorum”?
      A quorum is the minimum number of stockholders who must be present or voting by proxy in order to conduct business at the meeting. A majority of the outstanding shares, whether present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies marked to “abstain” from voting for a proposal or to “withhold” voting for one or more nominees and broker non-votes are counted for purposes of determining the presence of a quorum.

4.	What is a “broker non-vote”?
      When brokers holding shares on behalf of beneficial owners do not receive timely voting instructions from the beneficial owners, they may vote the shares only on matters for which they may exercise discretionary voting power under the rules governing such brokers, such as the election of directors in uncontested elections and ratification of the appointment of independent auditors. On other matters, such brokers cannot vote, and there is a so-called “broker non-vote” on that matter.

5.	How many votes are required to elect directors, ratify the appointment of PricewaterhouseCoopers LLP, or approve any other proposals?
      A plurality of the votes cast at the meeting is required to elect directors; that is, the four nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of outstanding shares present, in person or by proxy, and entitled to vote, is necessary to ratify the appointment of PricewaterhouseCoopers LLP or approve any other proposal. Abstentions will be included in the vote count and have the same effect as voting “against” a proposal. Broker non-votes will not be included in the vote count and will have no effect on the vote.

6.	How do I vote?
      You may vote by (i) attending the Annual Meeting in person and submitting a ballot, (ii) signing and dating each proxy card you receive and returning it in the prepaid envelope included in your proxy package, (iii) voting by telephone by calling 1-800-PROXIES (776-9437), or (iv) voting via the internet at www.voteproxy.com.
      The shares represented by each proxy will be voted in accordance with the instructions in the proxy, unless the proxy is revoked before it is exercised. Any proxy card which is returned without any markings indicating how you wish to vote will be counted as a vote FOR the election of directors and FOR the ratification of PricewaterhouseCoopers LLP as independent auditors for 2005.

7.	How can I revoke my proxy?
      You may revoke your proxy at any time before the proxy is exercised by submitting a notice of revocation or submitting an executed proxy card bearing a later date with the Secretary of the Company at the Company’s principal executive offices at 155 South Limerick Road, Limerick, Pennsylvania 19468. You may also revoke your proxy by attending the Annual Meeting in person and giving notice of your intention to vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

ELECTION OF DIRECTORS
      The Board of Directors (the “Board”) is divided into three classes, whose terms expire at successive annual meetings. Accordingly, at the Annual Meeting, four directors will be elected for terms expiring at the Annual Meeting of Stockholders of the Company in 2008. The Board, on recommendation of the Governance Committee, has nominated Lennox K. Black, William R. Cook, George Babich, Jr. and Benson F. Smith for election for three-year terms.
      The persons named in the enclosed proxy intend to vote properly executed proxies for the election of Messrs. L.K. Black, Cook, Babich and Smith. The Company does not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, the proxies may be voted for one or more substitute nominees designated by the Board, or the Board may decide to reduce the number of directors.
      Messrs. L.K. Black and Cook are the continuing directors who previously were elected by the stockholders of the Company. James W. Stratton has advised the Board that he does not wish to stand for reelection. Mr. Stratton has been a director of the Company since 1993. The Board is profoundly grateful for Mr. Stratton’s contributions over the past twelve years. Messrs. Babich and Smith are new nominees standing for election as directors whose terms expire in 2008.
      Information with respect to the nominees and continuing directors is set forth in the tables below.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL FOUR NOMINEES.
Nominees for election to the Board of Directors — Terms expiring in 2008

Lennox K. Black, 74 Elected in 1971	Chairman of the Company; (Chairman, 1983-present; Chief Executive Officer, 1971-94; January 2000-May 2002).

William R. Cook, 61 Elected in 1998
Retired; President and Chief Executive Officer, Severn Trent Services, Inc., a water and waste utility company (1999-2002); Chairman, President and Chief Executive Officer, BetzDearborn, Inc. (1993-98); Director, Quaker Chemical Company.

George Babich, Jr., 53 Nominee for Director with Term Expiring in 2008
Retired; President of The Pep Boys — Manny, Moe & Jack, a full- service automotive retail and service chain (March 2002-January 2005); Executive Vice President and Chief Financial Officer of The Pep Boys — Manny, Moe & Jack (March 2000-March 2002).

Benson F. Smith, 57 Nominee for Director with Term Expiring in 2008
Chief Executive Officer, BFS & Associates, LLC, a company specializing in strategic planning and venture investing (2000- Present); President and Chief Operating Officer, C.R. Bard, Inc. (1994-98), Director, Rochester Medical Corporation and ZOLL Medical Corporation.

      The following individuals currently serve as directors in the two other classes. Their terms will end at the Annual Meetings in 2006 and 2007, respectively.
Terms expiring in 2006

Jeffrey P. Black, 45 Elected in 2002
President and Chief Executive Officer of the Company; (President, December 2000-present; Chief Executive Officer, May 2002-present); President, Teleflex Fluid Systems (1999-2000); President, Teleflex Industrial Group (July-December 2000); Vice President, Teleflex Fluid Systems (1996-99).

Sigismundus W.W. Lubsen, 61 Elected in 1992
Retired: Member of the Executive Board, Heineken N.V., Amsterdam, the Netherlands, a manufacturer of beverage products (1995-2002); Director, Laurus B.V., Heineken Nederlands Beheer B.V., Honeywell Holding B.V., RUVABO B.V., Bakkersland B.V., and IFF (Nederland) Holding B.V., the Netherlands; Athenian Breweries AB Ltd. (Greece).

Judith M. von Seldeneck, 64 Elected in 2003
Chairman and Chief Executive Officer, The Diversified Search Companies, a generalist executive search firm (1974-present); Director, Tasty Baking Company, Citizens Bank of Pennsylvania; member of Joint Risk Assessment Committee; Greater Philadelphia Chamber of Commerce; Philadelphia Chapter of the National Association of Corporate Directors, Chair.

Harold L. Yoh III, 44 Elected in 2003
Chairman of the Board and Chief Executive Officer of The Day & Zimmermann Group, Inc., a leading global provider of diversified managed services (1999-present); Director, Greater Philadelphia Chamber of Commerce, Chairman (October 2002-October 2003).

Terms expiring in 2007

Patricia C. Barron, 62 Elected in 1998
Retired; Clinical Professor, Stern School of Business, New York University, New York, New York (2000-2003); Vice President, Business Operations, Xerox Corporation (1998); President, Xerox Engineering Systems Division (1994-98); Director, ARAMARK Corporation, Quaker Chemical Company, Ultralife Batteries Corporation and U.S.A.A.

Donald Beckman, 73 Elected in 1981	Of counsel, Beckman and Associates, Philadelphia, PA, attorneys; Special Counsel, Saul Ewing LLP, Philadelphia, PA, attorneys (1993-2001).

James W. Zug, 64 Elected in 2004	Retired; Audit Partner, PricewaterhouseCoopers LLP and Coopers Lybrand (1973-2000). Director, Amkor Technology Inc. and Brandywine Group of Mutual Funds.

CORPORATE GOVERNANCE
Corporate Governance Principles and Other Corporate Governance Documents
      Our Corporate Governance Principles, including guidelines for the determination of director independence, the operations, structure and meetings of the Board, the committees of the Board and other matters relating to our corporate governance, are available on the Investors page of the Company’s website. Also available on the Investors page are other corporate governance documents, including the Code of Ethics, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Charter of the Audit Committee, the Charter of the Governance Committee and the Charter of the Compensation Committee. You may access these documents at www.teleflex.com. You may also request these documents in print form by contacting the Company’s Legal Department at Teleflex Incorporated, 155 South Limerick Road, Limerick, PA 19468.
Board Independence
      The Board has affirmatively determined that more than a majority of the current directors (Patricia C. Barron, Donald Beckman, James W. Zug, William R. Cook, James W. Stratton, Sigismundus W.W. Lubsen, Judith M. von Seldeneck and Harold L. Yoh III), and each of the nominees for director who do not currently serve on the Board, are independent. All of such independent directors and nominees meet the categorical standards and guidelines set forth in the Corporate Governance Principles which have been adopted by the Board to assist it in making determinations of independence. The Board has further determined that the members of the Audit Committee, the Compensation Committee and the Governance Committee are independent within the meaning of the rules of the New York Stock Exchange (the “NYSE”), and that the members of the Audit Committee meet the additional independence requirements of the New York Stock Exchange applicable to Audit Committee members.
      To assist the Board in making determinations of independence, the Board has adopted the following categorical standards. The Board will determine the materiality of any relationship which a director has with the Company by considering all relevant facts and circumstances. The Board may determine that a director is not independent notwithstanding that none of the following categorical disqualifications apply. However, if any of the following categorical disqualifications apply, a director may not be considered independent.

(i) A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until the expiration of the three years after the end of such employment.

(ii) A director who receives, or if an immediate family member of the director is an executive employee of the Company and receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and compensation received by a director for former service as an interim Chairman or CEO, may not be considered independent until the expiration of the three years after such director or family member ceases to receive more than $100,000 per year in compensation or such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

(iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company may not be considered independent until the expiration of the three years after the end of such service or employment relationship or such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

(iv) A director who is employed, or whose immediate family is employed, as an executive officer of another company where any of the Company’s present executives serve on such other company’s compensation committee may not be considered independent until the expiration of the three years after the end of such service or employment relationship or such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

(v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered independent until the expiration of the three years after such receipts or payments fall below such threshold or after such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

Executive Sessions of Non-Management Directors
      The non-management directors (the directors who are not executive officers of the Company) meet regularly, in accordance with a schedule adopted at the beginning of each year and on such additional occasions as a non-management director may request. Such meetings are held in executive session, without the presence of any directors who are executive officers of the Company. The non-management director who has served on the Board continuously for the longest period of time acts as the presiding officer at such meetings. Presently, Mr. Beckman serves as the presiding officer.
      Stockholders or other interested persons wishing to communicate with members of the Board should send such communications to Julie McDowell, Vice President — Corporate Communications, Teleflex Incorporated, 155 South Limerick Road, Limerick, PA 19468. Ms. McDowell will forward these communications to specified individual directors, or, if applicable, to all the members of the Board as she deems appropriate. Stockholders or other interested persons may also communicate directly and confidentially with the presiding officer of the non-management directors’ meetings, the non-management directors as a group or the Chairman or other members of the Audit Committee through the Teleflex Ethics Hotline at 1-888-883-1499 or for international calls, 1-203-557-8604.

The Board and Board Committees
      The Board held seven meetings in 2004. The Board does not have a formal policy concerning attendance at its Annual Meeting of Stockholders but encourages all directors to attend. All of the Board members attended the 2004 Annual Meeting of Stockholders.
      The Board has established a Governance Committee, a Compensation Committee, an Audit Committee and an Executive Committee.

Governance Committee. The members of the Governance Committee are Mrs. Barron and Messrs. Lubsen and Stratton. The Governance Committee is responsible for identifying qualified individuals for board membership and recommending individuals for nomination to the Board and its committees. In addition, the Governance Committee reviews and makes recommendations to the Board as to changes in Board structure, the range of qualifications that should be represented on the Board and eligibility criteria for individual Board membership. The Governance Committee is also responsible for developing and recommending corporate governance principles to the Board and overseeing the evaluation of the Board and management.

The Governance Committee held two meetings in 2004.

Consideration of Director Candidates

The Governance Committee considers candidates for Board membership. The Company’s Corporate Governance Principles provide that directors are expected to possess the highest character and integrity, and to have business, professional, academic, government or other experience which is relevant to the business and operations of the Company. In addition, directors must be able to devote substantial time to the affairs of the Company. The charter of the Governance Committee provides that in evaluating nominees, the Governance Committee should consider the attributes set forth above. Pursuant to the Corporate Governance Principles, a director must retire from the Board at the expiration of his or her term following attainment of age 70, except in special circumstances which shall be described in a resolution adopted by the Board requesting such director to defer retirement.

To assist the Governance Committee to identify candidates for nomination as directors, the committee sometimes employs a third party search firm. Mr. Smith, one of the two new director nominees, was introduced to the Company by a third party search firm. The committee also receives recommendations of candidates from Board members. Mr. Babich, the other new director nominee, was identified by a current member of the Board.

Stockholders can recommend candidates for nomination by delivering or mailing written notice of nominations to Teleflex Incorporated, 155 South Limerick Road, Limerick, Pennsylvania 19468, Attention: Secretary. In order to enable consideration of the candidate in connection with our 2006 Annual Meeting of Stockholders, such notice of nominations must be received by the Secretary of the Company on the later of 20 days prior to the 2006 Annual Meeting of Stockholders or 5 days after the date the notice for such meeting is mailed to stockholders. Such notice of nominations must set forth (1) the name, age, business address and, if known, residence address of each such nominee, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of the Company’s common stock beneficially owned by each such nominee. The notice of nominations should be accompanied by the candidates’ written consent to serve as directors if elected.

Compensation Committee. The members of the Compensation Committee are Mrs. von Seldeneck and Messrs. Beckman, Lubsen and Yoh. The Compensation Committee has responsibilities to, among other things, (i) review and recommend to the Board for approval all compensation plans in which any director or executive officer may participate and all other compensation plans in which executives of the Company generally may participate, (ii) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (iii) review, and recommend to the Board for approval, compensation of executive officers of the Company, (iv) establish, or recommend to the Board for approval, goals for performance-based awards under incentive compensation plans (including stock compensation plans), (v) administer and grant, or recommend to the Board for the grant of, stock options and other equity-based compensation awards under stock compensation plans of the Company, (vi) review and approve all employment agreements, severance agreements, retention agreements and change in control agreements and any other similar supplemental arrangement for the benefit of the Chief Executive Officer or any of the other senior executive officers and (vii) review and evaluate the Company’s pension plan performance with the Company’s Pension Plan Committee. Only a subcommittee of the Compensation Committee, however, comprised solely of directors who qualify as “Non-Employee Directors” under applicable SEC regulations and as “Outside Directors” under the Internal Revenue Service regulations issued under section 162(m) of the Internal Revenue Code, is authorized to approve compensation arrangements for executive officers and directors, including the grant of stock options and restricted stock. The subcommittee is currently composed of Mrs. von Seldeneck and Messrs. Lubsen and Yoh.

The Compensation Committee held six meetings in 2004.

Audit Committee. The members of the Audit Committee are Mrs. Barron and Messrs. Cook and Zug. The Audit Committee has responsibility to, among other things, assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s internal control compliance, (iii) the Company’s compliance with the legal and regulatory requirements, (iv) the independent auditor’s qualifications and independence and (v) the performance of the Company’s internal audit function and its independent auditor.

The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors, and reviews and approves in advance all audit and lawfully permitted non-audit services performed by the independent auditors. In addition, the Audit Committee oversees the performance of the persons performing the Company’s internal audit function; and meets separately, periodically, with management, the independent auditors and the Company’s own internal auditors. The Audit Committee also periodically discusses with management the Company’s policies with respect to risk assessment and risk management.

You may contact the Company’s Audit Committee to report complaints about the Company’s accounting, internal accounting controls or auditing matters by writing to the following address: Audit Committee, c/o Teleflex Incorporated, 155 South Limerick Road, Limerick, PA 19468. You can report your concerns to the Audit Committee anonymously or confidentially.

The Board has determined that two audit committee members, Messrs. Cook and Zug, meet the criteria of an “audit committee financial expert” as that term is defined in SEC regulations.

The Audit Committee held ten meetings during the past fiscal year.

Executive Committee. The members of the Executive Committee are Messrs. L.K. Black, J.P. Black and Beckman.

The Executive Committee held one meeting in 2004.
Director Compensation
      Directors of the Company who are also employees of the Company or any of its subsidiaries receive no additional compensation for their service as directors. Directors of the Company who are not employees of the Company or any of its subsidiaries (“non-employee directors”) are paid an annual fee of $20,000 and an additional fee of $1,000 for each Board and committee meeting attended, plus expenses. In addition, non-employee directors currently are paid the following equity based compensation under the Company’s Stock Compensation Plan: upon their first election or appointment to the board, non-employee directors are granted an option to purchase 5,000 shares of Company common stock, and all non-employee directors receive annually a restricted stock award of shares having a market value of $20,000 on the date of the award and an option to purchase 2,000 shares of Company common stock. The Chairpersons of the Audit Committee and the Compensation Committee each receive an annual stipend of $10,000 and $5,000, respectively. The Company provides no pension benefits to the non-employee directors.
Compensation Committee Interlocks and Insider Participation
      Mr. Beckman is of counsel to Beckman and Associates, a law firm, which provides legal services to the Company.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors is comprised of three non-employee Directors, each of whom has been determined by the Board to be independent under the rules of the NYSE and the SEC. The Audit Committee’s responsibilities are set forth in this charter, which has been revised to satisfy the revised listing standards and the rules of the NYSE. An amended and restated Audit

Committee charter was adopted by the Board on March 7, 2005 (the “Charter”), and is included in its entirety with this Proxy Statement as Appendix A.
      Generally, the Audit Committee oversees and reviews with the full Board any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function. The Committee retains the Company’s independent auditors to undertake appropriate reviews and audits of the Company’s financial statements and audits of its internal controls over financial reporting, determines the compensation of the independent auditors, and pre-approves all of their services. The preparation of the Company’s financial statements is the responsibility of Company management. The Audit Committee maintains oversight of the independent auditors by discussing the overall scope and specific plans for their audits, the results of their examinations, and the overall quality of the Company’s financial reporting.
      The Audit Committee maintains oversight of the Company’s internal audit function by reviewing the appointment and replacement of the Company’s manager of internal auditing and periodically meets with the director of internal auditing to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes, and risks or exposures, if any, that may have a material effect on the Company’s financial statements.
      The Audit Committee has: (i) appointed and retained PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ended December 26, 2004; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 26, 2004; (iii) discussed with the Company’s independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 — “Communications with Audit Committees”, as then in effect; (iv) received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 — “Independence Discussions with Audit Committees”, as then in effect, and has discussed with the Company’s independent auditors their independence; (v) discussed matters with the Company’s independent auditors outside the presence of their management; (vi) reviewed internal audit recommendations; (vii) discussed with the Company’s independent auditors the quality of the Company’s financial reporting; (viii) and reviewed and discussed with the Company’s independent auditors and management the status of activities intended to achieve compliance with §404 of the Sarbanes-Oxley Act.
      In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2004, for filing with the SEC.
AUDIT COMMITTEE

WILLIAM R. COOK, CHAIRMAN	PATRICIA C. BARRON	JAMES W. ZUG

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Company’s compensation policy with respect to its executive officers is to offer competitive compensation opportunities based on individual and corporate performance. Compensation of executive officers is fixed by the Board of Directors upon the recommendations of the Compensation Committee, which are developed in consultation with the Chief Executive Officer. The compensation package for executive officers is comprised of salaries, bonuses and long-term incentive compensation, as described below:

•	Salaries are principally determined based upon data relating to a broad group of manufacturing, industrial and service companies provided by the Committee’s compensation consultant. Generally, the Committee recommends salaries at a level that approximates the midpoint of the salaries for positions of comparable responsibility reported by these companies, adjusted in appropriate cases to reflect the level of experience or expertise of particular executives. While corporate financial performance and individual performance of each executive have some effect on the determination of the executive’s salary, they are of relatively modest consequence. The Committee generally regards salaries as a base for compensation and principally relies on the annual bonus and long-term incentive compensation to reward fairly and to provide an incentive for excellence of performance.

•	Bonuses are awarded shortly after the close of each year to executive officers based upon the Company’s financial performance and the executive’s individual performance in that year. The Committee recommends bonus awards to executive officers based on its subjective evaluation, in consultation with the Chief Executive Officer. A principal consideration is the profitability in the preceding year of the Company and any division or other unit for which an executive officer has responsibility. In addition, other factors are deemed significant in individual cases, including, among others, the accomplishment of operational missions, such as expansion of product lines, market share or geographical or industry penetration; new product development; improvements in efficiency of operations; and accomplishment of strategically significant corporate acquisitions. While goals and objectives are established early in each year by each senior executive in consultation with the Chief Executive Officer (or, in the case of the Chief Executive Officer, in consultation with the Compensation Committee and the Board of Directors), other objectives are developed during the year, often in response to unanticipated outside events that affect the Company’s business. The Committee does not seek to apply any specific formula or weighting to these goals and objectives in determining bonuses.

•	Long-term incentive compensation consists of (i) awards of stock options and restricted stock under the Company’s Stock Compensation Plans and (ii) cash awards contingent upon the performance of the Company’s total shareholder return. The Committee generally seeks to recommend aggregate long-term incentive compensation for all executives as a group at a level that is equivalent to the 65th percentile of aggregate long-term incentive compensation for groups of similarly placed executives at a group of 12 manufacturing companies selected by the Committee in consultation with its compensation consultant, assuming the Company’s targeted total shareholder return is achieved. Long-term incentive compensation awards are granted to directly link a portion of an executive’s compensation to shareholder returns over a future period of continued service. Individual awards are not based on any preset formula or entitlement standard but reflect the Compensation Committee’s subjective perception of an executive’s individual contributions to the Company’s successful performance in the preceding year or the Committee’s determination that specific executives who undertake new or special responsibilities should receive a portion of their compensation over a period of time dependent on the increase in value of the Company’s shares. The cash awards granted to senior executives are awarded annually, payable contingent upon the Company’s total shareholder return during the three year period commencing with the year in which the award is granted meeting or exceeding certain preset goals relative to the total shareholder return achieved by the manufacturing companies referenced above. In order to receive a minimum award, the Company’s total shareholder return must exceed the total shareholder return achieved by a specified number of the manufacturing companies referenced above. The amount of the cash award is dependent on the extent to which the Company’s total shareholder return exceeds the total shareholder return achieved the manufacturing companies referenced above. Specifically, cash awards, including minimum, target and maximum awards, are paid based upon the number of the manufacturing companies whose total shareholder return is exceeded by the Company’s total shareholder return. “Total shareholder return” refers to the appreciation in value of a share of stock of a company from the beginning to the end of the specified measurement period plus the aggregate dividends paid in respect of such share during the measurement period.

      The compensation for 2004 of Jeffrey P. Black, President and Chief Executive Officer of the Company, consisted of salary, bonus and long-term compensation in the form of stock options and a cash award payable in March 2007 based upon the extent to which the Company’s total shareholder return exceeds the total shareholder return achieved by the companies within the selected group of 12 manufacturing companies, as described above. Mr. Black’s salary for 2004 was $700,000, reflecting a $170,000 increase from the $530,000 salary that had been in effect since May 9, 2002, when he assumed the duties of Chief Executive Officer. At the time Mr. Black became Chief Executive Officer, the Committee determined that Mr. Black’s salary initially should be at a level below the midpoint of the range of chief executive officer salaries at the group of companies described in the discussion of salaries above. However, in light of Mr. Black’s performance subsequent to that time, the Committee determined to recommend that his salary be increased to a level more closely approaching the midpoint. On March 1, 2004, a stock option under the Company’s Stock Compensation Plan to purchase 42,000 shares was granted to Mr. Black, and on March 7, 2005 he was awarded a bonus for 2004 of $250,000. In making these long-term incentive and bonus determinations, the Committee applied the principles described above, taking into account the Company’s financial performance during the immediately preceding year, Mr. Black’s successful efforts in overseeing the hiring and integration of several new executives, and his key role in the formulation and execution of the Company’s restructuring program.
      Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation received in a year by each of the Company’s five most highly compensated executive officers, exclusive of compensation that qualifies as “performance-based” or falls within other exceptions provided in the statute. Awards under the Company’s Stock Compensation Plan may be made on terms that will qualify for exception from the deductibility limit. The Committee, however, retains discretion to make awards that are not fully deductible. The Compensation paid to Mr. J.P. Black in 2004 exceeded the deductible limit by $106,500.
SIGISMUNDUS W.W. LUBSEN, CHAIRMAN

JUDITH M. von SELDENECK	DONALD BECKMAN	HAROLD L. YOH III
CERTAIN TRANSACTIONS
      Mr. Beckman, a director, is of counsel to Beckman and Associates, a law firm which provided legal services to the Company in 2004, for which the Company paid fees of $507,143.

      Mr. J.P. Black, President, Chief Executive Officer and a director of the Company, owns 46% of the common stock of Sovereign Capital Group, whose subsidiary is a supplier of goods to the Company. In 2004, the aggregate revenue from such sales was $263,003, less than 5% of the annual revenue of Sovereign Capital Group.
      Mr. Stratton, a director of the Company who will retire from the Board on April 29, 2005, is an executive officer of Stratton Management Company, which provided management advisory services to the Company’s retirement funds in 2004.
STOCK PERFORMANCE GRAPH
      The following graph provides a comparison of five year cumulative total stockholder returns of Company common stock, the S&P 500 Stock Index and the S&P MidCap 400 Index. The Company has selected the S&P MidCap 400 Index because, due to the diverse nature of its businesses, it does not use a published industry or line-of-business index and does not believe it can reasonably identify a peer group. The annual changes for the five-year period shown on the graph are based on the assumption that $100 had been invested in Company common stock and each index on December 31, 1999 and that all dividends were reinvested.
MARKET PERFORMANCE
Comparison of Five-Year Cumulative Total Return(a)

(a)	Assumes $100 invested on December 31, 1999 in Teleflex common stock, S&P 500 Index, and S&P MidCap 400 Index, using a fiscal year ending December 31 in all cases.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Non-Cash Compensation Paid to Certain Executive Officers
      The following table sets forth, for the fiscal years ended December 29, 2002, December 28, 2003, and December 26, 2004, respectively, certain compensation information with respect to the Company’s: (a) Chief Executive Officer and (b) each of the five other most highly compensated executive officers, based on the salaries and bonuses earned by such executive officers during fiscal year 2004.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation Awards
		Annual Compensation
				Restricted		All Other
Name and Principal Position	Year	Salary	Bonus	Stock(a)	Options	Compensation(b)

Lennox K. Black	2004	$703,000	—	—	—	$6,180
Chairman and	2003	$703,000	—	—	—	$6,180
Director	2002	$790,708	—	—	—	$73,478
Jeffrey P. Black	2004	$671,668	$250,000	—	42,000	$24,983
President, Chief	2003	$530,000	$190,000	$105,000	50,000	$7,140
Executive Officer	2002	$476,682	$250,000	—	120,000	$6,400
and Director
John J. Sickler	2004	$429,667	$200,000	$206,000	—	$7,863
Vice Chairman	2003	$378,000	$300,000	$150,000	20,000	$7,250
	2002	$350,000	$200,000	—	17,000	$7,250
Martin S. Headley	2004	$150,000	$203,000	$270,000	40,000	$990
Executive Vice	2003	—	—	—	—	—
President and Chief	2002	—	—	—	—	—
Financial Officer(c)
Clark D. Handy	2004	$247,000	$75,000	—	8,700	$6,938
Executive Vice	2003	$158,462	$50,000	—	15,000	$3,867
President	2002	—	—	—	—	—
— Human
Resources(d)
Steven K. Chance	2004	$288,500	$—	—	—	$10,020
Vice President,	2003	$288,500	$75,000	52,000	8,000	$9,870
General Counsel	2002	$280,000	$110,000	—	7,000	$9,353
and Secretary(e)

(a)	On September 13, 2004, a restricted stock award was granted to Mr. Headley (6,000 shares) subject to vesting on the second anniversary of the date of grant of such award (September 13, 2006). On March 1, 2004, a restricted stock award was granted to Mr. Sickler (4,000 shares) subject to vesting with respect to one-half of the shares on the first anniversary of the date of grant of such award (March 1, 2005) and the remaining half of the shares on the second anniversary of the date of grant of such award (March 1, 2006). On March 3, 2003, restricted stock awards were granted to each of Mr. J.P. Black (2,800 shares), Mr. Sickler (4,000 shares) and Mr. Chance (1,400 shares) subject to vesting on the first anniversary of the date of grant of such awards. Dividends are payable on shares of restricted stock to the same extent as paid on the Company’s common stock generally. At December 23, 2004, the following named executive officers held the number of shares of restricted stock having the value specified after his name: Mr. J.P. Black (2,800 shares; $145,292), Mr. Sickler (8,000 shares, $415,120), Mr. Headley (6,000 shares; $311,340) and Mr. Chance (1,400 shares, $72,646). The value of the shares of restricted stock is based on the closing price of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape on December 23, 2004.

(b)	The information reported includes the following for fiscal year 2004: (i) the dollar value of life insurance premiums paid for the benefit of each of the named executives as follows: Mr. L.K. Black, $6,180; Mr. J.P. Black, $1,140; Mr. Sickler, $5,940, Mr. Headley $990, Mr. Handy $1,350 and Mr. Chance $3,870;(ii) contributions to the Company’s Voluntary Investment Plan on behalf of the named executives to match 2004 pre-tax elective deferral contributions under §401(k) of the Internal Revenue Code made to such plan as follows: Mr. J.P. Black, $6,150, Mr. Handy $5,588 and Mr. Chance $6,150; and (iii) reimbursement of $11,188 to Mr. J.P. Black for life insurance premiums and a payment to Mr. J.P. Black of $6,505 for taxes incurred in connection with the reimbursement.

(c)	Mr. Headley was elected Executive Vice President and Chief Financial Officer effective August 16, 2004.

(d)	Mr. Handy was elected Executive Vice President — Human Resources on April 25, 2003.

(e)	Mr. Chance resigned his position of Vice President, General Counsel and Secretary effective April 30, 2004.
Option Grants
      The following table sets forth information with respect to the named executives concerning the grants of stock options during the last fiscal year ending December 26, 2004:
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

			% of Total			Potential Realizable Value as
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Price Appreciation for
	Underlying		Employees	Exercise of		Option Term(c)
	Options		in Fiscal	Base Price	Expiration
Name	Granted		Year	($/sh)	Date	5%	10%

Lennox K. Black	—		—	—	—	—	—
Jeffrey P. Black	42,000	(a)	8.95%	$51.50	3/1/14	$1,360,299	$3,447,265
John J. Sickler	—		—	—	—	$—	$—
Martin S. Headley	40,000	(b)	8.53%	$45.00	9/13/14	$1,132,010	$2,868,736
Clark D. Handy	8,700	(a)	1.85%	$51.50	3/1/14	$281,776	$714,076
Steven K. Chance	—		—	—	—	$—	$—

(a)	These options become exercisable with respect to one-third of the underlying shares on the first anniversary of the grant (March 1, 2005), and for an additional one-third on each of the next two anniversaries of the date of grant.

(b)	These options become exercisable with respect to one-third of the underlying shares on the first anniversary of the grant (September 13, 2005), and for an additional one-third on each of the next two anniversaries of the date of grant.

(c)	In accordance with SEC regulations, these columns show gains that could accrue for the respective options, assuming that the market price of Company common stock appreciates from the date of grant over a period of ten years at an annualized rate of 5% and 10%, respectively. Actual gains, if any, on stock option exercises are dependent on actual performance of the stock.
On March 7, 2005, options to purchase shares of the Company’s common stock were granted to each of Mr. J.P. Black (55,875 shares), Mr. Headley (18,600 shares) and Mr. Handy (8,700 shares).
Option Exercises and Holdings
      The following table sets forth information with respect to the named executives concerning the exercise of stock options during the last fiscal year ending December 26, 2004 and unexercised options held as of the end of the fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES TABLE

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at Fiscal Year-End		at Fiscal Year-End(a)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lennox K. Black	—	—	—	—	—	—
Jeffrey P. Black	6,000	$170,250	115,083	152,667	$1,074,228	$919,507
John J. Sickler	30,000	$720,000	64,750	21,000	$768,486	$242,769
Martin S. Headley	—	—	—	40,000	—	$275,600
Clark D. Handy	5,000	$62,684	—	18,700	—	$149,793
Steven K. Chance	31,500	$556,500	22,334	9,666	$290,965	$125,515

(a)	Calculated by subtracting the exercise price from the market value of underlying securities at December 23, 2004, based on the closing price of Company common stock as reported on the New York Stock Exchange Composite Tape.
Pension Plans
      The company sponsors the Teleflex Incorporated Retirement Income Plan (“TRIP”), a qualified defined benefit pension plan, as well as the Supplemental Executive Retirement Plan (“SERP”), a non-qualified defined benefit pension plan providing benefits that would otherwise be denied to participants by reason of certain Internal Revenue Code limitations on qualified plan compensation and benefits.
      A participant accumulates units of annual pension benefit for each year of service. For each of the first thirty-five years of service, a participant’s unit is equal to 1.375% of his or her prior year’s annual plan compensation up to the social security integration level, plus 2.0% of such compensation in excess of the social security integration level. For each year of service in excess of thirty-five, a participant’s unit is equal to 1.833% of his or her prior year’s annual plan compensation. The TRIP only recognizes annual plan compensation that does not exceed the Maximum Recognizable Compensation Limit determined by the Internal Revenue Service (“IRS”). The SERP only recognizes base pay in excess of the IRS limit.
      The estimated annual benefits, assuming no future increase in base salary, payable as a life annuity upon retirement (age 65 or current age, if greater) for the following named executives are: Mr. L.K. Black, $245,289; Mr. J.P. Black, $459,779, Mr. Sickler, $123,022 and Mr. Handy, $140,008. For Mr. Chance, who resigned as an officer of the Company effective April 30, 2004, such estimated annual benefits, payable as an annuity upon his reaching age 65, are $104,880.
Employment Contracts and Termination, Severance and Change-of-Control Arrangements
      The Company’s employment agreement with Mr. Lennox K. Black provides that Mr. Black may continue to serve the Company on a full-time basis or, at his election, as a consultant on a reduced-time basis until December 31, 2005. During the period of his full-time service, his salary will not be less than $574,000, and while serving as a consultant, his annual compensation will be at least 75% of his last full-time service salary but not less than $300,000, subject to adjustment for inflation. Mr. Black’s agreement also provides for death and disability benefits, compensation continuation for up to two years in case of termination of employment under certain circumstances, and payment of deferred compensation for fifteen years, commencing in 1995, at the rate of $100,000 per year. The Company has purchased insurance on Mr. Black’s life that will provide the Company with funds at least equal to the amount of such deferred compensation paid. In the event of termination of Mr. Black’s employment, other life insurance provided to him by the Company as an employment benefit will be continued for his lifetime.
      The Company’s employment agreement with John J. Sickler, Vice Chairman of the Company, dated March 7, 2005, provides that his employment will continue, at a salary not less than $440,000 per year, until Mr. Sickler or the Company has given the other at least 30 days notice of termination. Upon such termination, Mr. Sickler will retire and receive his vested and other benefits to which he is entitled under the Company’s benefit plans. During the four years immediately following such retirement he will be entitled to health insurance at the Company’s expense. During such four year period, Mr. Sickler will be subject to a non-competition covenant. During the three years immediately following the termination of his employment, he will make himself available to serve the Company as an independent consultant in respect of which he will be paid a monthly retainer fee at the rate of his base salary in effect immediately before his retirement. In addition, the Company will pay him compensation for each day of consulting service at a rate mutually agreed in writing.
      The Company’s employment agreement with Martin Headley, Executive Vice President and Chief Financial Officer of the Company, dated July 2, 2004, provides a starting salary of $400,000 and a bonus of $203,000 for 2004. Mr. Headley’s agreement provided for reimbursement of taxes incurred in connection with his relocation and reimbursement of up to $20,000 for club dues. Mr. Headley’s agreement also provides for death and disability benefits and compensation, medical and dental benefits continuation for nine months in case of termination of employment under certain circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of February 1, 2005, certain information with respect to ownership of the Company’s securities: (i) each person known to the Company to beneficially own more than 5% of the Company’s outstanding common stock, (ii) each director or nominee for director, (iii) named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the Company has been informed that each person listed has sole voting power and sole investment power over the shares of Company common stock shown opposite his or her name.

	Shares		Percent of
	Beneficially		Outstanding
Name and Address of Beneficial Owner	Owned(a)		Common Stock

Kayne Anderson Rudnick Investment Management LLC, 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067	2,890,897		7.07
Franklin Resources Inc., One Franklin Parkway, Building 920, San Mateo, CA 94403	2,119,880		5.18
Lennox K. Black, 155 South Limerick Road, Limerick, PA 19468	3,456,312	(b)	8.45
George Babich, Jr.	—		—
Jeffrey P. Black	210,710	(c)	*
Donald Beckman, Two Penn Center Plaza, Philadelphia, PA 19102	2,707,932	(d)	6.62
Patricia C. Barron	20,240	(e)	*
Steven K. Chance	21,732	(f)	*
William R. Cook	20,440	(g)	*
Clark D. Handy	5,206	(h)	*
Martin S. Headley	6,000		*
Sigismundus W.W. Lubsen	15,202	(i)	*
John J. Sickler	207,316	(j)	*
Benson F. Smith	—		—
James W. Stratton	29,524	(k)	*
Judith M. von Seldeneck	9,858	(l)	*
Harold L. Yoh III	9,440	(m)	*
James W. Zug	6,440	(n)	*
All officers and directors as a group ([18] persons)	4,089,571	(o)	10.00

*Represents holdings of less than 1%.

(a)	“Beneficial ownership” is determined in accordance with SEC regulations. Therefore, the table lists all shares as to which a person listed has or shares the power to vote or to direct disposition. In addition, shares issuable upon the exercise of outstanding stock options exercisable at February 1, 2005 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person.

(b)	Includes the following shares of which Mr. Lennox K. Black is deemed to be a “beneficial owner”: (i) 1,182,790 shares owned by Woelm Holding Company Limited, 1,442,790 shares owned by Margrit Nekouian Holding Company Limited and 283,640 shares owned by two individuals, for which Mr. Black holds revocable powers of attorney to vote such shares; and (ii) 52,800 shares owned by a trust of which Mr. Black is a trustee.

(c)	Includes 147,750 shares underlying stock options and 7,412 shares held in the Company’s Voluntary Investment Plan with respect to which the employee has authority to direct voting.

(d)	Includes (A) the following shares of which Mr. Beckman is deemed to be a “beneficial owner”: (i) 1,182,790 shares held by Woelm Holding Company Limited of which Mr. Beckman is a director, (ii) 1,442,790 shares owned by Margrit Nekouian Holding Company Limited of which Mr. Beckman is a director. Mr. Lennox K. Black holds a revocable power of attorney to vote these shares, and these shares are also referred to in clause (i) of footnote (b), and (iii) 52,800 shares owned by a trust of which Mr. Beckman is a trustee. Mr. Lennox K. Black is also a trustee of this trust, and these shares are also referred to in clause (ii) of footnote (b); and (B) 14,000 shares underlying stock options.

(e)	Includes 19,000 shares underlying stock options.

(f)	Includes 21,333 shares underlying stock options and 399 shares held in the Company’s Voluntary Investment Plan with respect to which he has authority to direct voting. Mr. Chance resigned as an officer of the Company effective April 30, 2004.

(g)	Includes 17,000 shares underlying stock options.

(h)	Includes 2,900 shares underlying stock options and 336 shares held in the Company’s Voluntary Investment Plan.

(i)	Includes 14,000 shares underlying stock options,

(j)	Includes 79,083 shares underlying stock options.

(k)	Includes (i) 8,900 shares in customer accounts managed by and owned of record by Stratton Management Company of which Mr. Stratton is deemed to be a “beneficial owner” and (ii) 14,000 shares underlying stock options.

(l)	Includes 9,000 shares underlying stock options.

(m)	Includes 9,000 shares underlying stock options.

(n)	Includes 5,000 shares underlying stock options.

(o)	Includes 388,033 shares underlying stock options and 9,005 shares held in the Company’s Voluntary Investment Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership of the Company’s common stock.
      Based solely on a review of the copies of such reports furnished to the Company, or written representations from the reporting persons that no other reports were required, the Company believes that, during the fiscal year ended December 26, 2004, all required filings under Section 16(a) were made on a timely basis, except that Mrs. von Seldeneck filed late in reporting her participation in the Company’s Deferred Compensation Plan, regarding compensation which was deferred in each of the 12 months of 2004 as monthly Director Retainer fee deductions which were deferred and invested in shares of the Company’s common stock.
RATIFICATION OF INDEPENDENT AUDITORS
      The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the Company’s fiscal year ending December 25, 2005. PricewaterhouseCoopers LLP has served as our independent auditors for more than 30 years. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the Company’s independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

AUDIT AND NON-AUDIT FEES
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 26, 2004 and December 28, 2003, and fees for other services billed by PricewaterhouseCoopers LLP during those periods.

Services rendered	Fiscal 2004	Fiscal 2003

Audit fees	$5,377,615	$1,513,678
Audit-related fees	256,086	280,571
Tax fees	774,198	647,907
All other fees	3,800	53,805

	$6,411,699	$2,495,961

      Audit-Related Fees. Audit related fees consisted of fees for acquisition due diligence reviews, local country statutory assurance activities and support in the identification and preparation of foreign statutory financial statement disclosure information.
      Tax Fees. Tax fees consisted of fees for tax compliance activities in certain foreign jurisdictions, tax planning services and the preparation of various tax analyses from company records.
      All Other Fees. All other fees consisted principally of license fees for utilization of technical data bases and services provided to analyze data in support of litigation.
Policies and Procedures on Audit Committee Pre-Approval of Audit and
Non-Audit Services of Independent Auditors
      Pursuant to its charter, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors.
      The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members of the Audit Committee, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting. The Audit Committee did not delegate this authority to any member of the Audit Committee in 2004.
      The Audit Committee has determined that in connection with the services provided by PricewaterhouseCoopers LLP for fiscal years 2003 and 2004, PricewaterhouseCoopers LLP has maintained its independence.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 25, 2005.

STOCKHOLDER PROPOSALS
      Any proposals submitted by stockholders for inclusion in the Company’s proxy statement and proxy for the 2006 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices no later than November 30, 2005 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.
      In connection with any proposal submitted by stockholders for consideration at the 2006 Annual Meeting of Stockholders, other than proposals submitted for inclusion in the Company’s proxy statement and proxy, the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting if appropriate notice of the stockholder’s proposal is not received by the Company at its principal executive offices by February 13, 2006.
OTHER MATTERS
      The Board of Directors does not know of any other matters which may be presented at the Annual Meeting, but if other matters do properly come before the meeting or any postponements or adjournments thereof, it is intended that persons named in the proxy will vote according to their best judgment.
      Stockholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, for which no postage is necessary if mailed in the United States or Canada. You may also vote by telephone by calling toll free 1-800-PROXIES (776-9437) or via the Internet at www.voteproxy.com.

By Order of the Board of Directors,

LAURENCE G. MILLER, Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX A
TELEFLEX INCORPORATED
Audit Committee Charter
(Amended and Restated as of March 7, 2005)
Committee Membership
      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and qualification requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Company’s Corporate Governance Principles. In particular, all members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert (as defined in SEC Regulation S-K).
Committee Purpose
      The purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s internal controls compliance,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications, independence and performance, and

•	the performance of the Company’s internal audit function and its independent auditor.
Committee Authority and Responsibilities
      The Audit Committee shall directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditor, and the independent auditor must report directly to the Audit Committee. The Audit Committee has the sole authority to approve for the Company the fees and terms of all audit engagements, and all significant non-audit engagements, of the independent auditor. The Audit Committee has the responsibility for the oversight of the independent auditor, including the resolution of disagreements between management and the independent auditor and, to the extent required by SEC rules and regulations, the authority and responsibility for pre-approval of non-audit services by the independent auditor.
      The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints from Company employees and others on accounting, internal accounting controls or auditing matters, as well as for confidential anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.
      The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties, including the authority to retain and compensate such advisors without consulting or obtaining the approval of the Board of Directors. The Audit Committee has the authority to appropriate funds and to authorize and direct the appropriate officers of the Company to pay with Company funds such amounts as the Audit Committee may determine for compensation of the independent auditor and outside legal, accounting or other advisors employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee which the Committee determines are necessary or appropriate in carrying out its duties.
      The Audit Committee shall meet separately, periodically, with management, with the internal auditors and with the independent auditor.
      The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall assess its performance of the duties specified in this Charter annually and report its findings to the Board of Directors.

      In connection with the foregoing the Audit Committee shall have the following authority and responsibilities:
Financial Statement and Disclosure Matters
      1. Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures therein made under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      2. Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
      3. Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.
      4. Discuss with management the Company’s policies with respect to risk assessment and risk management.
      5. Review with the independent auditor any audit problems or difficulties encountered by the auditor in the course of the audit work and management’s response.
      6. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including significant changes in the Company’s selection or application of accounting principles.
      7. Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.
Oversight of the Company’s Relationship with the Independent Auditor
      8. At least annually, obtain and review a report by the independent auditor describing:

(a) the auditor’s internal quality-control procedures;

(b) any material issues raised by the most recent quality-control review (or peer review) of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and

(c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.
      9. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the Company’s internal auditors. The Audit Committee shall present its conclusions to the Board of Directors.
      10. Receive, review and discuss with the independent auditor:

(a) quarterly reports from the independent auditor on (1) critical accounting policies, and practices to be used by the Company, (2) significant judgments made by management and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(b) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties encountered in the course of the audit work.
      11. Set clear policies for the hiring of employees or former employees of the independent auditor.

Oversight of the Company’s Internal Audit Function
      12. Review Internal Audit Plan annually at beginning of internal audit cycles.
      13. Review the appointment and replacement of the senior internal auditing executive or, in the event that the internal audit function is provided by an outside vendor, the firm providing internal audit services.
      14. Review the significant reports to management prepared by the internal auditing function and management’s responses.
Compliance Oversight Responsibilities
      15. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
      16. Discuss with management and the independent auditor any correspondence with regulators or government agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
      17. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Review of Internal Controls Compliance Matters
      18. Discuss with the chief executive officer and the chief financial officer of the Company all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
      19. Review the status of the procedures undertaken by the Company, internal audit and the independent auditor in connection with the opinions to be provided by management and the independent auditor in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Review of Directors and Officers Liability Policy
      20. Review Policy provisions and Peer Group Survey annually.
Meetings of the Audit Committee
      The Audit Committee shall meet every fiscal quarter or more frequently if circumstances dictate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. It is understood that the internal auditors, the independent auditor or counsel, may, at any time, request a meeting with the Audit Committee or Committee Chairperson with or without management attendance. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.
Limitation of Audit Committee’s Role
      The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The company’s financial statements are the responsibilities of management. The independent auditor is responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the company.

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

April 29, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Lennox K. Black
		¡	William R. Cook
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	George Babich, Jr.
		¡	Benson F. Smith

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year 2005.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TELEFLEX INCORPORATED

     The undersigned hereby appoints Patricia C. Barron and William R. Cook proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Teleflex Incorporated standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 29, 2005 or any adjournment thereof.

(Continued on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

April 29, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR –
TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR –
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Lennox K. Black
		¡	William R. Cook
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	George Babich, Jr.
		¡	Benson F. Smith

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year 2005.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.